UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2025

Turnstone Biologics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41747	82-2909368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Athena Circle, Suite 3000

La Jolla, California 92037

(Address, including zip code, of registrant’s principal executive offices)

(347) 897-5988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, ($0.001 par value)	TSBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 26, 2025, Turnstone Biologics Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with XOMA Royalty Corporation, a Nevada corporation (“XOMA”), and XRA 3 Corp., a Delaware corporation and a wholly-owned subsidiary of XOMA (“Merger Sub”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.001 per share (“Common Stock”), by XOMA through a cash tender offer (the “Offer”) by Merger Sub, for a price per share of Common Stock of (A) $0.34 (the “Cash Amount”), payable subject to any applicable tax withholding and without interest, plus (B) one contingent value right (“CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as described below), payable subject to any applicable tax withholding and without interest (such amount being the “CVR Amount,” and the Cash Amount plus the CVR Amount, collectively being the “Offer Price”); and (ii) the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger.

The Company’s Board of Directors (the “Board”) has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement (as defined below) (collectively, the “Transactions”) are fair to and in the best interest of the Company and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement), and (iv) recommended that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, XOMA is required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock, each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price. Each option to purchase shares of Common Stock from the Company (each a “Company Stock Option”) will be cancelled and terminated for no consideration. The vesting for each restricted stock unit of the Company (each a “Company Restricted Stock Unit”) shall be accelerated and each Company Restricted Stock Unit that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit will be entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (B) one CVR.

XOMA’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer equals at least one share more than 50% of all shares of Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any legal restraint preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement; (iii) accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; and (v) the Closing Net Cash (as defined in the Merger Agreement) shall be no less than the amount specific in the Merger Agreement (the “Closing Net Cash Condition”). The obligations of XOMA and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, including that certain closing conditions set forth in the Asset Purchase Agreement (as defined below) shall have been satisfied, or if permitted by applicable law, waived, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of XOMA, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by XOMA of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and XOMA and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both XOMA and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before October 26, 2025. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay XOMA a termination fee of $350,000. If XOMA terminates the Merger Agreement due to the failure of the Closing Net Cash Condition, the Company will be required to pay to XOMA an expense reimbursement fee up to a maximum amount of $350,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Transactions, its inclusion is not intended to be a source of business or operational information about the Company, XOMA, Merger Sub or their respective subsidiaries and affiliates. The assertions embodied in the representations and warranties contained in the Merger Agreement are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company, XOMA, Merger Sub or their respective subsidiaries or affiliates at the time they were made and the Company’s stockholders should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”.) In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures if such updates are not required by law. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, XOMA, Merger Sub or their respective subsidiaries or affiliates and the Transactions that will be contained in or attached as an annex to filings that XOMA and the Company will make with the SEC, including a Tender Offer Statement on Schedule TO and a Solicitation/Recommendation Statement on Schedule 14D-9.

Contingent Value Rights Agreement

At or prior to the time at which XOMA first irrevocably accepts for purchase the shares of Common Stock tendered in the Offer, XOMA and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent and a representative, agent and attorney-in-fact of the holders of CVRs. Each CVR holder will be entitled to the right to receive its portion of the amount equal to (i) up to an aggregate amount for all CVR holders of $1,110,000 to the extent received by the Company as a result of contingent payments relating to tax receivables and a lease security deposit, plus (ii) Net Cash Excess (as defined in the CVR Agreement), and minus (iii) Net Cash Shortfall (as defined in the CVR Agreement) (“CVR Proceeds”). In the event that any such CVR Proceeds are received after one year following the date of the closing of the Merger, holders of the CVRs will not receive any payment pursuant to the CVR Agreement.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in XOMA, any constituent corporation party to the Merger or any of their respective affiliates. No interest will accrue on any amounts payable on the CVRs to any holders.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included herein as Exhibit C to Exhibit 2.1 hereto and is incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, XOMA and Merger Sub entered into support agreements (the “Support Agreements”) with certain of the Company’s stockholders. The Support Agreements provide that, among other things, the parties thereto will irrevocably tender the shares of Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 25% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a superior proposal.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is included herein as Exhibit D to Exhibit 2.1 hereto and is incorporated herein by reference.

Asset Purchase Agreement

On June 26, 2025, the Company entered into (i) an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company and H. Lee Moffitt Cancer Center and Research Institute, Inc. (“Moffitt”), pursuant to which the Company will sell certain assets related to its TIDAL-01 program in consideration for the termination of the Alliance Agreement (as defined in the Purchase Agreement) (“Asset Sale”), subject to the terms and conditions of the Purchase Agreement, and (ii) an Escrow Agreement (the “Escrow Agreement”), by and among the Company, Moffitt, and Citibank, N.A., as escrow agent.

Pursuant to the terms of the Purchase Agreement, Moffitt will assume certain obligations of Company under the Myst Merger Agreement (as defined in the Purchase Agreement). The Company will receive a total consideration of approximately $3.0 million to offset the Company’s obligations to Moffitt under the Alliance Agreement, of which, approximately $1.8 million was placed into an escrow account as of the date of the Purchase Agreement, subject to the terms and conditions of the Escrow Agreement.

Moffitt’s obligation to closing the Asset Sale is subject to conditions, including: (i) that the Company shall have obtained stockholder approval for the Asset Sale; (ii) compliance by the Company with its covenants under the Purchase Agreement in all material respects; (iii) the absence of any legal restraint in effect preventing or prohibiting the consummation of the Asset Sale; (iv) a release of encumbrances on the TIDAL-01 assets; and (v) receipt of a certificate by an authorized officer of the Company that the closing conditions have been satisfied.

The foregoing description of each of the Purchase Agreement and the Escrow Agreement is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Escrow Agreement, which are filed hereto as Exhibits 2.2 and 10.1, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 with respect to the termination of the Company’s Alliance Agreement with Moffitt pursuant to the Purchase Agreement is incorporated herein by reference. Pursuant to the Alliance Agreement, the Company was obligated to use commercially reasonable efforts to develop, manufacture, obtain regulatory approval for and commercialize tumor infiltrating lymphocytes (TIL) products and, in connection therewith, to make certain historical services and milestone payments to Moffit in the form of cash and common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Chief Operating Officer Separation Agreements

In connection with the Transactions, on June 26, 2025, the Compensation Committee of the Board of Directors approved Separation and Consulting Agreements (the “Separation Agreements”) to be entered into with each of the Company’s Chief Executive Officer and Chief Operating Officer.

Pursuant to the Separation Agreement with Sammy Farah, the Company’s Chief Executive Officer (the “Farah Separation Agreement”), Dr. Farah will be entitled to certain severance and other payments following the termination of his employment with the Company on July 31, 2025 (the “Farah Separation Date”). The Farah Separation Agreement will provide that Dr. Farah will be eligible to receive, on the Farah Separation Date, a cash severance payment in the amount of $686,757, COBRA benefits in the amount of $33,264.60, and outplacement services in the amount of up to $5,000. In addition, effective and contingent upon the closing of the Merger, Dr. Farah will be entitled to receive an additional payment equal to $148,874.68. In addition, the Separation Agreement provides that Dr. Farah will continue as consultant to the Company following the Farah Separation Date, during which time he will remain the Company’s Chief Executive Officer until the Closing of the Merger.

Pursuant to the Separation Agreement with Saryah Azmat, the Company’s Chief Operating Officer (the “Azmat Separation Agreement”), Ms. Azmat will be entitled to certain severance and other payments following the termination of her employment with the Company on June 30, 2025 (the “Azmat Separation Date”). The Azmat Separation Agreement will provide that Ms. Azmat will be eligible to receive, on the Azmat Separation Date, a cash severance payment in the amount of $354,327, COBRA benefits in the amount of $8,218.49, and outplacement services in the amount of up to $5,000. In addition, effective and contingent upon the closing of the Merger, Ms. Azmat will be entitled to receive an additional payment equal to $64,035. In addition, the Azmat Separation Agreement provides that Ms. Azmat will continue as a consultant to the Company following the Azmat Separation Date.

The payments under the Separation Agreements will be contingent on Dr. Farah and Ms. Azmat’s execution and non-revocation of certain releases, which waive and release claims against the Company, XOMA and related parties for any liability relating to their employment, and their compliance with certain covenants.

The foregoing description of the Separation Agreements is qualified in its entirety by reference to the full text of the Separation Agreements, which will be filed as exhibits to an amendment to this Current Report.

Item 7.01	Regulation FD Disclosure.

On June 27, 2025, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of the Company, XOMA or its affiliates will commence a tender offer for all of the outstanding shares of the Company (the “Offer”) pursuant to the terms of the Merger Agreement.

The Offer has not yet commenced, and this Current Report on Form 8-K is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by XOMA and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The Offer to purchase the outstanding shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://ir.turnstonebio.com/.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the Offer, the Merger and the other Transactions, including the timing of and closing conditions to the Transactions; the potential effects of the proposed Transactions on the Company; the potential payment of proceeds to the Company’s stockholders, if any, pursuant to the CVR Agreement; and the consummations of the transactions contemplated by, and consideration to be received by the Company under, the Purchase Agreement. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that the conditions to the Asset Sale may not be met and that the Closing Net Cash Condition might not be met; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated June 26, 2025, by and among XOMA Corporation, XRA 3 Corp. and Turnstone Biologics Corp.

2.2+	Asset Purchase Agreement, dated June 26, 2025, by and among Turnstone Biologics Corp. and Lee Moffitt Cancer Center and Research Institute, Inc.

10.1	Escrow Agreement, dated June 26, 2025, by and among Turnstone Biologics Corp., H. Lee Moffitt Cancer Center and Research Institute, Inc. and Citibank, N.A.

99.1	Press Release dated June 27, 2025.

104	Cover page interactive data file (embedded within the inline XBRL document).

+

Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turnstone Biologics Corp.

Date: June 27, 2025	By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D. President and Chief Executive Officer and Director